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                                                                    Exhibit 21.1

                          COLLEGELINK.COM INCORPORATED

                              List of Subsidiaries



         NAME                                    STATE OF INCORPORATION
         CollegeLink Corporation*                Delaware


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*Prior to November 1, 1999, CollegeLink Corporation was named CollegeLink.com
 Incorporated.